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                                                                   EXHIBIT 10.10

                     TOWNE FINANCE BANK MARKETING AGREEMENT

                                      AMONG

                              TOWNE SERVICES, INC.

                                       AND

                                   THE "BANK":

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                       -----------------------------------

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Date:

         Towne Services, Inc. ("TSI") operates an automated accounts receivable financing service which serves as a "financing" program for businesses who sell goods or provide services primarily to other businesses on terms, and the Bank desires to participate in the Towne Finance program and market the program to its customers. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Uniform Commercial Code.

         The Bank and TSI agree as follows:

         SECTION 1.  THE TOWNE FINANCE PROGRAM

         1.1 MARKETING AND OPERATION OF THE TOWNE FINANCE PROGRAM. The Bank hereby elects to participate in the Towne Finance program in accordance with the guidelines issued from time to time by TSI. The Bank agrees to provide TSI with a list of the Bank's customers which the Bank believes would be appropriate candidates to process transactions through the Towne Finance program, and TSI agrees to assist the Bank in marketing the Towne Finance program to these customers. The Bank agrees to enter into a Towne Finance Client Processing Agreement, in the form then used by TSI (a "Processing Agreement"), with TSI and the clients which agree to participate in the Towne Finance program through the Bank. TSI will assist each client in the installation of, and will provide maintenance and support for, the Towne Finance program and any computer equipment and other materials used in connection with the program. TSI will also notify the Bank of complementary services or products TSI may offer or provide from time to time in connection with the Towne Finance program, such as the ability to include advertisements or other information with the statements mailed to the client's customer, and will offer the Bank the opportunity to purchase such services or products at

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TSI's then current rates. The services and products offered by TSI through the
Towne Finance Program, and the fees charged for such services and products, are set forth on Schedule A. TSI will update Schedule A from time to time, but will provide the Bank with at least 30 days' prior notice of any increase in fees.

         1.2 DISPLAYING SYMBOLS, SERVICE MARKS, AND NAMES. Upon request, TSI will sell or otherwise supply the Bank with a reasonable supply of advertising displays and other promotional materials bearing the Towne Finance program symbol and name to be used by the Bank pursuant to this Agreement. The Bank agrees to display the current signage, symbols, service marks, and name of the Towne Finance program on promotional materials to inform its customers that the Bank offers the Towne Finance program. The Bank's right to use or display such items shall continue only so long as this Agreement or any successor agreement is in effect. The Bank acknowledges that the trademark "Towne Finance" and the corresponding logotype are the property of TSI. The Bank shall not infringe upon the mark or logo, nor otherwise use the mark or logo in such a manner as to create the impression that the Bank's services are affiliated with or offered by TSI.

         1.3 COMPLIANCE WITH LAWS AND INDEMNIFICATION. The Bank agrees to comply with all federal, state, and local laws, regulations, and ordinances in connection with its dealings with customers in the performance of its obligations hereunder. The Bank agrees to indemnify and hold TSI harmless from and against any and all liabilities, losses, costs, damages, attorneys' fees, and expenses of whatever kind or nature (i) which TSI may sustain or incur by reason of, or in consequence of, the Bank's failure to comply with such laws, regulations, or ordinances, (ii) in connection with any disputes related to sales transactions which are processed through the Towne Finance program, or
(iii) in connection with any applicable rule requiring that records of sales or credit transactions be maintained by the Bank or TSI or any other person. The Bank is responsible for making its own credit decisions and agrees to indemnify and hold TSI harmless against all claims, losses, or damages relating thereto or relating to claims by its customers.

         SECTION 2.                 GENERAL

         2.1 EXCLUSIVE AGREEMENT; CONFIDENTIALITY. While this Agreement is in effect, the Bank shall not enter into a client participation agreement for any other product similar to Towne Finance. The Bank acknowledges that this Agreement and the related materials provided by TSI pursuant to this Agreement (the "Confidential Materials") consist of confidential information of TSI. The Bank shall treat the Confidential Materials in confidence and shall not use, copy, or disclose them, nor permit any of its personnel to use, copy, or disclose them, for any purpose that is not specifically contemplated by this Agreement.

         2.2 NOTICES. TSI may modify the prices and terms set forth on Schedule A from time to time upon 30 days' prior written notice to the Bank. Any notice required or permitted to be given may be given in writing by depositing such notice in the United States mail, postage paid, addressed as indicated below or to such other place or places as either party hereto shall designate by written notice to the other.

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         2.3 LIMITATION OF LIABILITY. The Bank acknowledges that data conversion is subject to likelihood of human and machine errors, omissions, delays, and losses, including inadvertent mutilation of documents, which may give rise to loss or damage. Accordingly, the Bank agrees that TSI shall not be liable on account of any such errors, omissions, delays, or losses unless caused by its gross negligence or willful misconduct. The Bank is responsible for adopting reasonable measures to limit its exposure with respect to such potential losses and damages, including (without limitation) examination and confirmation of results prior to use thereof, provision for identification and correction of errors and omissions, preparation and storage of backup data, replacement of lost or mutilated documents, and reconstruction of data. The Bank is also responsible for complying with all local, state, and federal laws pertaining to the use and disclosure of any data and in connection with all agreements the Bank enters into with its customers. The Bank acknowledges that any form of agreement provided by TSI which the Bank may use with its customers is provided by TSI solely for the Bank's benefit; the Bank is not obligated to use any such agreement; and the Bank should consult its own legal and accounting advisers with respect to the enforceability and accounting treatment thereof. The cumulative liability of TSI to the Bank for all claims relating to the Towne Finance program and this Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the total amount of all fees paid to TSI hereunder. In no event shall TSI be liable for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against the Bank, even if TSI has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective.

         2.4 GENERAL. This Agreement shall be governed by Georgia law. This Agreement may be executed in one or more counterparts. Promptly upon request by TSI, the Bank shall execute such other agreements or instruments and give all assistance reasonably required to evidence more fully and otherwise give full and proper effect to the Bank's and TSI's rights under this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. The Bank and TSI are independent contractors and nothing contained herein shall be deemed to constitute either the Bank or TSI as agent for the other. This Agreement shall be binding upon the successors of the Bank and TSI but may not be assigned by either party without the written consent of the other, except that TSI may assign this Agreement to any subsidiary or affiliate or pursuant to a merger, sale of substantially all its assets, or similar transaction. This Agreement and its attachments constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof (but any rental of a Towne Finance terminal shall be made pursuant to and subject to the terms of a separate rental agreement).

         2.5 TERMINATION. The initial term of this Agreement is specified on the signature page of the Agreement. The Agreement will be automatically renewed for additional one year terms unless either party gives written notice to the other party not to renew the Agreement at

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least 30 days prior to the scheduled termination date. In addition, this
Agreement may be terminated prior to the end of the term by either party at any time upon 30 days' prior written notice to the other setting forth the effective date of termination. From and after such effective date the Bank shall cease processing sales through the Towne Finance program, shall cease displaying the service marks, symbols, and names related to the Towne Finance program, and shall promptly return to TSI all materials relating to the Towne Finance program. All obligations of the Bank incurred or existing under this Agreement as of the date of termination shall survive such termination.

         IN WITNESS WHEREOF, TSI and the Bank have executed this Agreement as of the date set forth on the first page of this Agreement.


THE BANK:                               TOWNE SERVICES, INC.:
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BY:                                     BY:
   ---------------------------------       ------------------------------------
   Name:                                   Name: Drew W. Edwards
   Title                                   Title:  Chairman/CEO


MAILING ADDRESS:                        MAILING ADDRESS:





Initial Term of the Agreement:  ____ years

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